LICENSE and DISTRIBUTION AGREEMENT

     THIS AGREEMENT, is made at Aventura, Florida, as of the 28th day of October, 1997, by and between

     OTAM SpA, a corporation organized under the laws of Italy, with its registered offices at Via S. Siro, 1, 16038 Santa Margherita Ligure (Ge), Italy ("LICENSEE")

                                       and

     CIGARETTE RACING TEAM, INC., a corporation organized under the laws of the State of Florida, U.S.A., with offices at 3131 N.E. 188th Street, Aventura, Florida 33180, U.S.A. ("LICENSOR")

     (hereinafter collectively referred to as ("The Parties")

                                    RECITALS

     LICENSEE and LICENSOR, have read this Agreement (hereinafter called "Agreement") and understand and accept the terms, conditions, and covenants contained in this Agreement as being reasonably necessary to maintain LICENSOR's standards and business practices as it relates to the retaining of entities utilizing the LICENSOR's Marks (hereinafter called ("Marks").

     WHEREAS, LICENSOR is to the best of its knowledge and belief, the registered owner of the trademarks, service marks, and business names, and registrations for such trademarks, service marks and business names "Cigarette") in International Class 12, as listed on Schedule A hereto; and

     WHEREAS, LICENSEE is desirous of obtaining rights in LICENSOR's Mark for use in connection with manufacturing, selling and/or distributing of specific watercraft bearing such Mark which are, respectively 45 feet and 55 feet in length as more specifically defined in Schedule B, hereto (the "Boats").

     LICENSEE has investigated and become familiar with LICENSOR and desires upon the terms and conditions set forth herein to enter into this Agreement. LICENSEE acknowledges that it is essential to the maintenance of the high standards of LICENSOR, that LICENSEE maintain and adhere to the standards, procedures and policies described herein.

     THEREFORE, The Parties, intending to be legally bound, for and in consideration of the mutual covenants hereinafter following, do mutually covenant and agree:

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1.   GRANT OF LICENSE

          LICENSOR grants to LICENSEE the exclusive, world-wide right and license to use the LICENSOR's Mark in connection with manufacture, sale, and/or distribution of the Boats. It is understood and agreed that LICENSEE shall have no right of sublicense or assignment hereunder under any condition.

2.   NON-DISCLOSURE

          As a condition of this Agreement, The Parties agrees that during the term of this Agreement and any subsequent renewals as defined in Section 5 hereto, The Parties shall not disclose to any third party the terms of this Agreement.

          The Parties acknowledges that each individually would suffer irreparable harm which could not be satisfied by monetary damages, should either of The Parties violate the confidentiality of this Agreement and the terms and conditions hereof, and the undertakings contemplated by this Agreement.

3.   QUALITY MAINTENANCE

          LICENSEE agrees to notify LICENSOR by facsimile, first class mail or overnight mail of any Sales Order (the "Sales Order") for the purchase of a Boat and thereafter to further notify LICENSOR by same means of the completion and delivery of such Boat as described in said Sales Order. LICENSEE undertakes to manufacture the Boats in accordance with descriptions set forth in Schedule B, applying the high quality standards required for boats for their class and category and bearing the Mark. Upon reasonable written request of LICENSEE, which written request shall be made no more than three days after receipt of such notification in LICENSEE's offices, the inspection of any Boat utilizing LICENSOR's Marks. If LICENSOR disapproves of any product submitted for review under this Section 2, LICENSOR shall notify LICENSEE of LICENSOR's disapproval in writing within ten (10) days of receipt, in LICENSEE's offices, of such specifications. Such written disapproval shall set forth in detail:

          a)   Each disapproval

          b)   Each defect of each disapproval, and

          c) Non-binding, commercially reasonable suggestions for correcting each such defect.

                                  Page 2 of 12

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4.   TERM

     A.   Initial Term

          The initial term of this Agreement shall be for a period of twenty-four (24) months, commencing on the date first mentioned above, subject to the terms and conditions set forth herein.

     B.   Renewal Option

          LICENSEE shall have the option to renew this Agreement for two (2) additional periods of twenty-four (24) months each. In all cases, renewal shall require that: (i) LICENSEE not be in violation of this Agreement or any other Agreement between LICENSOR and LICENSEE; (ii) LICENSEE give written notice of their election to renew not less than three (3) months prior to the end of the term then in effect, and
          (iii) LICENSEE shall have paid to LICENSOR pursuant to Section 5B hereof royalties of at least Six Hundred Thousand United States (US$600,000) Dollars, during the initial term inclusive of the Advance Royalty (as defined in Section 5A hereof). If any rules or laws modifies, alters or amends all or part of the renewal provisions, then such provisions shall be modified, altered or amended accordingly, so as to be in full compliance with such rules and laws.

     C.   Subsequent Renewal Options

          Subsequent to the periods as mentioned in Paragraph 4B hereto, LICENSEE shall have the option to renew this Agreement for two (2) additional periods of twenty-four (24) months each, if (i) LICENSEE not be in violation of this Agreement or any other Agreement between LICENSOR and LICENSEE; (ii) LICENSEE give written notice of their election to renew not less than three (3) months prior to the end of the term then in effect; and (iii) during the last term then in effect LICENSEE shall have paid to LICENSOR pursuant to Section 5B a minimum of Six Hundred Thousand United States (US$600,000) Dollars.

          This Agreement shall continue in force and effect for as provided for in Section 4 herein and subject to all other terms and conditions set forth in this Agreement.

5.   ROYALTY

     A. LICENSEE shall, upon execution of this Agreement, pay to LICENSOR an advance on royalties in the sum of Four Hundred Thousand United States Dollars (US$400,000)(the "Advance Royalty").

                                  Page 3 of 12

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     B.   LICENSEE  shall pay to LICENSOR as a royalty a percentage of the gross revenues received by LICENSEE for each Boat sold which bears the Mark. Said payment shall be made no later than fifteen (15) days after the receipt of payment by LICENSEE. Payments are to be made at the offices of LICENSOR, or to such other address as LICENSOR shall notify LICENSEE, as follows:

          (i)   on the first three (3) Boats sold     ten (10%) percent

          (ii)  on the fourth and fifth Boats sold    nine (9%) percent

          (iii) on the sixth Boat sold                eight (8%) percent

          (iv)  any subsequent Boats sold             seven and one-half
                                                        (7.5%) percent

     C. On the sale of any Boats, until Four Hundred Thousand United States Dollars (US$400,000) in royalties have been earned, the royalties earned will be a credit against the Advance Royalty.

     D. During the term hereof, LICENSEE shall deliver to LICENSOR a Report (the "Report") of all monies received by LICENSEE during each calendar quarter with respect to the sale of Boats, no later than 30 days of the end of the then applicable calendar quarter. The Report shall fully disclose the amount of income from the sale of the Boats for the then applicable quarter.

     E. LICENSEE shall not be obliged to pay any minimum royalties or monies to LICENSOR except as explicitly required in this Section 5.

6.   GOODWILL

     A. LICENSEE recognizes the value of the goodwill associated with the licensing of the Boats and that the Mark has a secondary meaning in the mind of the public. LICENSEE acknowledges that the Mark (including all rights therein and goodwill associated therewith) shall, as between LICENSEE and LICENSOR, be and remain the exclusive and complete property of the LICENSOR. LICENSEE will not, during the term of this Agreement or thereafter, question or challenge the property right of LICENSOR therein, or the validity of this Agreement.

     B.   LICENSEE acknowledges and agrees that:

          (i) The Mark as owned by LICENSOR shall be and remain the sole and complete property of LICENSOR;

          (ii) LICENSEE shall not at any time acquire or claim any right, title or interest of any nature whatsoever in the Mark by virtue of this Agreement or of LICENSEE's uses thereof in connection with the Boats;

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

         (iii) Any right, title or interest in or relating to the Mark which comes into existence during the term hereof as a result of the exercise by LICENSEE of any right granted to it hereunder shall immediately and automatically vest in LICENSOR.

          (iv) LICENSEE acknowledges the validity of the Mark and agrees never to contest or assist others to contest the validity thereof.

7.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS:

     A.   LICENSEE represents, warrants and undertakes as follows:

          (i)  LICENSEE is free to enter into and fully perform this Agreement;

          (ii) All designs, materials and intellectual property furnished by LICENSEE in connection with each of the Boats will be of LICENSEE's own and original creation (except for matters in the public domain or material which LICENSEE is fully licensed to use;

         (iii) The Boats and the manufacture, advertisement, distribution and sale thereof hereunder will not infringe upon or violate any rights of any third party of any nature whatsoever;

          (iv) The  Boat  will be of high  standard  in  style,  appearance  and quality, will be safe for users and will comply with all applicable government rules, guidelines, safety codes and regulations;

          (v) The Boat will be manufactured, advertised, distributed and sold in accordance with all applicable federal, state and local laws in a manner that will not reflect adversely upon LICENSOR;

          (vi) LICENSEE will use its best efforts to obtain the maximum sales thereof during the term of this Agreement, will fill orders promptly within industry standards and will provide a customer service representative dedicated to the sales of the Boats; and

         (vii) LICENSEE will not manufacture, advertise, distribute or sell and will not authorize the manufacture, advertising, distribution or sale of the Boats in any manner, at any time or in any place not specifically licensed hereunder.

     B.   LICENSOR warrants, represents and undertakes as follows:

          (i) LICENSOR has the right to grant the license granted herein and it is free to enter into and fully perform this Agreement; and

          (ii) LICENSOR has applied for and obtained trademark registration for the Mark and LICENSOR hereby agrees to maintain such registration in full force and effect.

8.   INDEMNITIES

A. LICENSEE will at all times indemnify and hold LICENSOR, its officers, directors and employees and those with whom LICENSOR has contractual arrangements with respect to the Boats harmless from and against any and all claims, damages, liabilities, costs and expenses, (including attorneys fees), arising out of any alleged defects (whether latent or patent) in the Boats, or out of any breach or alleged breach by LICENSEE of any representation, warranty, agreement or undertaking made by LICENSEE herein, including but not limited to any infringement or violation of any third party's rights with respect to any patent, design, intellectual property or manufacture of the Boats.

B. LICENSOR will at all times indemnify and hold LICENSEE, its officers, directors and employees and those with whom LICENSEE has contractual arrangements from and against any and all claims, damages, liabilities, costs and expenses, (including attorneys fees), arising out of any breach or alleged breach by LICENSOR of any representation, warranty, agreement or undertaking made by LICENSOR herein.

C. During the term hereof, and any subsequent renewals thereof, LICENSEE shall cause to be furnished by a prime rate bank to LICENSOR a guarantee for the maximum sum of Four Hundred Thousand United States Dollars (US$400,000), covering the risk that a Boat owner may make a claim against LICENSOR in connection with repairs caused by defects (both latent and patent) in the manufacture of the Boats by LICENSEE.

9.   INSURANCE

          During the term hereof LICENSOR shall maintain product liability insurance in the amount of Two Million United States Dollars (US$2,000,000) at its own expense with a responsible insurance carrier. This insurance shall name LICENSOR as an additional insured and will insure against any claims, suits, losses, damages, costs and expenses (including attorneys fees) involving or relating to any actual or alleged harm, death, injury to any person

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

     or loss or damage to any property arising out of or resulting from any defect or alleged defects in the Boats. The policy will also provide for at least sixty (60) days prior written notice to LICENSOR and LICENSEE of the cancellation or any substantial modification of the policy. As proof of insurance, a fully paid certificate of insurance naming LICENSOR as an insured party will be submitted to LICENSOR by LICENSEE before any Boats are offered for sale.

10.  DEFAULT, BANKRUPTCY AND FORCE MAJEURE:

     A. Default: Upon the occurrence of any of the following events (each of which is a "Default"), then in addition and without prejudice to any rights which it may have at law, in equity or otherwise, LICENSOR shall have the right to upon not less than sixty (60) days written notice to LICENSEE specifying the basis for defaults, to terminate this Agreement, and/or to require the immediate payment of any royalties due or to become due hereunder:

          (i) LICENSEE fails to make any payment of royalties or furnish any statement in accordance herewith which failure extends for a period in excess of thirty (30) days; or

          (ii) LICENSEE fails to comply with any other of LICENSEE's obligations hereunder or materially breaches any warranty made by it hereunder and does not cure such failure or breach within thirty
               (30) days after notice thereof.

     B. Bankruptcy: If a voluntary petition in bankruptcy is filed by LICENSEE and is not dismissed within thirty (30) days thereafter, a receiver or trustee of any of LICENSEE's property is appointed and such appointment is not vacated within (30) days thereafter, or LICENSEE takes advantage of any insolvency law, then LICENSOR shall have the right to terminate this Agreement, and/or to require the immediate payment of any royalties due or to become due hereunder.

     C. Force Majeure: In the event that LICENSEE is prevented from manufacturing or distributing the Boat because of any act of God, unavoidable accident, fire, epidemic, strike, lockout, or other labor dispute; war, riot or civil commotion, act of public enemy, enactment of any rule, law, order or act of governmental instrumentality (whether federal, state, local or foreign), or other cause of a similar or different nature beyond LICENSEE's control, and such condition continues for a period of three (3) months or more, either party hereto shall have the right to terminate this Agreement effective at any time during the continuation of such condition by giving the other party at least thirty (30) days notice to such effect.

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

     D. LICENSEE may, in its discretion, terminate its license under this agreement by giving at least sixty (60) days written notice to LICENSOR.

11.  NO JOINT VENTURE

          Performance by the parties under this Agreement shall be as LICENSOR-LICENSEE. No product or service developed pursuant to the terms of this Agreement, and no provision contained herein, shall be construed to constitute a joint venture or partnership between the parties, nor shall either party act as the agent for each other for any purpose.

12.  NOTICES

     A. All notices, requests, demands, payments, consents and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when sent by registered certified United States mail, postage prepaid, or other form of delivery which provides for a receipt, and sender is in receipt of a delivery notice, signed by recipient, if addressed as follows:

          LICENSOR:     CIGARETTE RACING TEAM, INC.
                        3131 N.E. 188th Street
                        Aventura, Florida 33180 U.S.A.

          LICENSEE:     OTAM SpA
                        Via S. Siro, 1
                        16038 Santa Margherita Ligure (Ge),
                        Italy

     B.   Address Change

          Either of The Parties may change his address by giving notice of such change of address to the other, but must comply with all other terms of this Agreement.

     C.   Notice by Telegram or Facsimile

          In the case of any notice required to be given by The Parties to each other, telegraphic notice or facsimile transmission, shall not be sufficient notice hereunder.

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13.  ADDITIONAL ACTIONS

          The Parties agree to execute such other documents and perform such further acts as may be necessary or desirable to carry out the purposes of this Agreement.


14.  HEIRS, SUCCESSORS, AND ASSIGNS

          This Agreement shall be binding and inure to the benefit of the parties, their heirs, successors, and assigns.


15.  ENTIRE AGREEMENT

     A. The undersigned acknowledges that they, and each of them, have read this Agreement in full; are cognizant of each and every one of the terms and provisions hereof and are agreeable thereto; that no representations or agreements, whether oral or written, except as hereinafter set forth, have been made or relied upon; that any and all prior agreements or understandings between the parties, relating to the subject matter of this Agreement, whether oral or written are automatically canceled by the execution of this agreement; that the signatures affixed hereto were affixed as the wholly voluntary act of the persons who signed this agreement; and that the terms and provisions of this agreement cannot be changed or modified unless in writing signed by an authorized corporate officer, director or agent of LICENSEE and LICENSOR. No modification or amendment of any provision of this Agreement shall be construed as a waiver, breach or cancellation of any other provision.

     B. No modification or amendment or any provision of this Agreement shall be construed as a waiver, breach or cancellation of any other provision.

     C. This Agreement constitutes the sole agreement between the LICENSOR and LICENSEE hereto pertaining to the subject matter described herein, and effective as of the date of this Agreement.

16.  WAIVER OF RIGHTS

          Failure by either of The Parties to enforce any rights under this Agreement shall not be construed as the waiver of such rights. Any waiver, including waiver of default, in any one instance, shall not constitute a continuing waiver or a waiver in any other instance. Any acceptance of money or other performance by either of The Parties, shall not constitute a waiver of any default, except as to the payment of the particular payment or performance so received.

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17.  VALIDITY OF PARTS

          Any invalidity of any portion of this Agreement shall not affect the validity of the remaining portion, and unless substantial performance of this Agreement is frustrated by any such invalidity, this Agreement shall continue in effect.

18.  HEADINGS AND CONSTRUCTION

          The headings used herein are for purposes of convenience only and shall not be used in interpreting the provisions hereof. As used herein, the male gender shall include the female and neuter genders; the singular shall include the plural, the plural, the singular and termination shall include expiration.

19.  EXECUTION BY THE PARTIES

          This Agreement shall not be binding on either of The Parties, unless and until it shall have been accepted and signed by authorized officers or directors of LICENSEE and LICENSOR.

20.  ATTORNEY'S FEES

          If either of The Parties hereto commences an action against the other, arising out of or in connection with this Agreement, the prevailing of The Parties shall be entitled to have and recover from the other Party its reasonable attorneys' fees and costs at all trial and appellate levels.

21.  ASSIGNMENT

          Neither of The Parties may delegate any obligation under this Agreement or assign this Agreement or any interest or right hereunder without the prior written consent of the other and any such assignment or transfer shall be null and voided.

22.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any provision of this Agreement which may be determined by a court of competent jurisdiction to be prohibited or nonenforceable in any jurisdiction shall, as to that jurisdiction, be effective to the extent of the prohibition or nonenforceability, without invalidating the remaining provisions of this Agreement.

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23.  ARBITRATION

     Any controversy arising out of or relating to this Agreement will be settled by arbitration in New York, New York, U.S.A. under the Commercial Arbitration Rules then in effect of the American Arbitration Association by one or more arbitrators in accordance with its rules. Any order, decision or award resulting from any such arbitration shall be final and binding on the Parties and shall be enforceable in any court of competent jurisdiction.

24.  DISTRIBUTION

     A. LICENSEE does hereby grant to LICENSOR the exclusive right to cause the sale of the Boats through its sales organization as sales agent, to be compensated through a commission of fifteen (15%) percent on the sale of each Boat sold through its efforts. Said commissions to be paid no later than fifteen (15) days after the receipt of any such payments by LICENSEE. Payments are to be made at the offices of LICENSOR, or to such other address as LICENSOR shall notify LICENSEE.

     B. LICENSOR, at its election, as distributor, shall be compensated by the profit realized after having purchased Boats at list price less fifteen (15%) percent (list price as defined in Schedule C hereto).

     C. If, for any reason, LICENSOR's sales organization fails to sell at least two (2) Boats in any one (1) year period, LICENSEE may terminate LICENSOR's right to sell the Boats.

     D. As a condition hereof, LICENSEE agrees to provide to LICENSOR, at LICENSEE's expense, one (1) 55' Boat, one (1) 45' Boat (or both, at its election), to be used for furthering LICENSOR's selling efforts by displaying the same at trade shows and in LICENSOR's showroom. The first Boat, a 45' model, will be delivered in mid January 1998. The Boats will enter the U.S. on temporary three (3) month import permits, renewable from time to time. Should any Boat be returned to Italy, LICENSOR will pay for the cost of transport. Title to the Boats will remain in LICENSEE.

25.  NO PROJECTIONS OR REPRESENTATIONS

          The Parties acknowledge and represent that no projections or representations regarding the amount of income, sale, or profits they can expect to earn or receive by virtue of this Agreement, has been received from either of The Parties. The Parties acknowledge that no representations or warranties inconsistent with this Agreement were made to induce each other to execute this Agreement.

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

          The Parties acknowledge that neither of the Parties nor any other person can guarantee the success of the business. The undersigned, by signing this Agreement, acknowledge that they have read same and that it has been requested to state in writing hereafter any terms, claims, covenants, promises, or representations, including representations as to any income, sales, or profit projections, that were made by either of the parties or its representatives contrary to the provisions of this
     Agreement, including the persons making same, the location, and date thereof.

26.  ACKNOWLEDGMENTS

          LICENSEE and LICENSOR have all requisite authority to enter into this Agreement, whether arising under applicable Federal or State laws, rules or regulations, to which either of The Parties may be subject.


27.  SURVIVAL

          The provisions of Section 8 and 9 hereof and the obligations to pay royalties pursuant to Section 5 hereof shall survive any termination of this Agreement with respect to any Boats made or sold prior to such termination and Sections 20 and 23 hereof and this Section 27 shall survive any termination.

     IN WITNESS WHEREOF, The Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CIGARETTE RACING TEAM, INC.                         OTAM SpA


/s/ Adam C. Schild                                  /s/ Ugo Casa

By:  Adam C. Schild                                 By:  Ugo Casa
Its: Chairman of the Board,                         Its: President
     Chief Operating Officer


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